EXHIBIT 32.1
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350
(Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the Quarterly Report on Form 10-Q of Beacon Roofing Supply, Inc. (the “Company”) for the period ended September 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Julian G. Francis, as President & Chief Executive Officer of the Company, and Prithvi S. Gandhi, as Executive Vice President & Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2024	/s/ JULIAN G. FRANCIS
Julian G. Francis
President & Chief Executive Officer

/s/ PRITHVI S. GANDHI
Prithvi S. Gandhi
Executive Vice President & Chief Financial Officer
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Beacon Roofing Supply, Inc. and will be retained by Beacon Roofing Supply, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.